EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:                                                     Media Inquiries:
Itunu Orelaru                                                          Laurie Dippold
(317) 249-4559                                                           (317) 468-3900
investor_relations@openlane.com                    laurie.dippold@openlane.com

OPENLANE, Inc. Reports Second Quarter 2024 Financial Results
Carmel, IN, August 7, 2024 — OPENLANE, Inc. (NYSE: KAR), today reported its second quarter financial results for the period ended June 30, 2024.
"OPENLANE’s second quarter and year-to-date results clearly demonstrate the power of our differentiated platform and the strong scalability characteristics of our company," said Peter Kelly, CEO of OPENLANE. "During the quarter, we grew marketplace and finance volumes, increased revenue and delivered strong adjusted EBITDA and operating cash flows. I am confident in OPENLANE’s strategy, we are investing in technology and people to further accelerate innovation and profitable growth."
"OPENLANE’s continued focus on execution and profitable growth delivered solid financial results in the second quarter," said Brad Lakhia, EVP and CFO of OPENLANE. "Consolidated revenue was $432 million, marketplace segment grew volumes by 7% and increased Gross Merchandise Value to nearly $7 billion. AFC was again a strong adjusted EBITDA contributor, and we improved our provision for loan losses versus the first quarter. Our year-to-date generation of $138 million of cash flow from operating activities clearly demonstrates the value — and potential — of our asset-light, digitally focused business."
Second Quarter 2024 Financial Highlights
•Marketplace volumes increased 7% YoY
•Total revenue of $432 million in Q2 2024, representing 4% YoY growth
•Marketplace revenue of $336 million in Q2 2024, representing 5% YoY growth
•Gross Merchandise Value (GMV) of approximately $7 billion, representing 6% YoY growth
•Income from continuing operations of $11 million
•Adjusted EBITDA of $71 million (with Marketplace contributing 46%), including the $2 million year-to-date impact for the newly enacted Canadian Digital Services Tax
•$138 million of cash flow from operating activities on a year-to-date basis
2024 Guidance
As a result of Canada’s abrupt implementation of a retroactive Digital Services Tax (DST), which was enacted on June 28, 2024 retroactive to January 1, 2022, the company has updated its 2024 annual guidance. During the second quarter of 2024, the company recorded $12 million of Canadian DST, of which $10 million related to 2022 and 2023. Assuming no changes to this legislation, including the scope of application, the company estimates this will result in approximately $5 million in incremental cost of services in 2024. The company anticipates taking steps to mitigate this incremental annual cost and therefore does not anticipate a material impact on future periods earnings and cash flows.

Annual Guidance
Income from continuing operations (in millions)	$65 - $80
Adjusted EBITDA (in millions)	$285 - $305
Income from continuing operations per share - diluted *	$0.14 - $0.24
Operating adjusted net income from continuing operations per share - diluted	$0.77 - $0.87

* The company uses the two-class method of calculating income from continuing operations per diluted share. Under the two-class method, income from continuing operations is adjusted for dividends and undistributed earnings (losses) to the holders of the Series A Preferred Stock, and the weighted average diluted shares do not assume conversion of the preferred shares to common shares.
Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings, spin-offs or dispositions of assets or investments), contingent purchase price adjustments, significant expenses related to litigation, tax adjustments and changes in applicable laws and regulations (including significant accounting and tax matters) and intangible impairments. The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Operating adjusted net income from continuing operations per share excludes amortization expense associated with acquired intangible assets, as well as one-time charges, net of taxes. See reconciliations of the company's guidance included below.
Earnings Conference Call Information
OPENLANE will be hosting an earnings conference call and webcast on Wednesday, August 7, 2024 at 5:00 p.m. ET. The call will be hosted by OPENLANE Chief Executive Officer Peter Kelly and Chief Financial Officer Brad Lakhia. The conference call may be accessed by calling 1-833-634-2155 and asking to join the OPENLANE call. A live webcast will be available at the investor relations section of corporate.openlane.com. Supplemental financial information for OPENLANE’s second quarter 2024 results is available at the investor relations section of corporate.openlane.com.
The archive of the webcast will be available following the call at the investor relations section of corporate.openlane.com for a limited time.
About OPENLANE
OPENLANE, Inc. (NYSE: KAR), provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. The company's unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services. Our integrated marketplaces reduce risk, improve transparency and streamline transactions for customers around the globe. Headquartered in Carmel, Indiana, the company has employees across the United States, Canada, Europe, Uruguay and the Philippines. For more information and the latest company news, visit corporate.openlane.com.
Forward-Looking Statements
Certain statements contained in this release include, and the company may make related oral, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as "should," "may," "will," "would," "anticipate," "expect," "project," "intend," “contemplate,” "plan," "believe," "seek," "estimate," "assume," “can,” "could," "continue,” "of the opinion," "confident," "is set," "is on track," "outlook," “target,” “positioned,” “predict,” “initiative," "goal," "opportunity" and similar expressions identify forward-looking statements. Such statements are based on management's current assumptions, expectations and/or beliefs, are not guarantees of future performance and are subject to substantial risks, uncertainties and changes that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in the company's Form 10-K for the year ended December 31, 2023 and in the company's other filings and reports filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release. The company undertakes no obligation to update any forward-looking statements.

OPENLANE, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating revenues
Auction fees	$108.7	$103.3	$218.6	$203.2
Service revenue	147.1	155.7	297.3	321.3
Purchased vehicle sales	80.2	60.4	138.4	115.9
Finance-related revenue	95.8	97.5	193.8	197.1
Total operating revenues	431.8	416.9	848.1	837.5

Operating expenses
Cost of services (exclusive of depreciation and amortization)	245.9	222.6	459.8	446.8
Selling, general and administrative	106.0	111.2	214.7	219.2
Depreciation and amortization	24.1	26.8	48.4	49.8
Goodwill and other intangibles impairment	—	250.8	—	250.8
Total operating expenses	376.0	611.4	722.9	966.6

Operating profit (loss)	55.8	(194.5)	125.2	(129.1)

Interest expense	37.4	38.8	77.1	77.1
Other (income) expense, net	0.2	(21.3)	0.7	(14.2)
Loss on extinguishment of debt	—	1.1	—	1.1

Income (loss) from continuing operations before income taxes	18.2	(213.1)	47.4	(193.1)

Income taxes	7.5	(19.3)	18.2	(12.0)

Income (loss) from continuing operations	10.7	(193.8)	29.2	(181.1)
Income from discontinued operations, net of income taxes	—	—	—	—
Net income (loss)	$10.7	$(193.8)	$29.2	$(181.1)

Net income (loss) per share - basic
Income (loss) from continuing operations	$—	$(1.87)	$0.05	$(1.86)
Income from discontinued operations	—	—	—	—
Net income (loss) per share - basic	$—	$(1.87)	$0.05	$(1.86)

Net income (loss) per share - diluted
Income (loss) from continuing operations	$—	$(1.87)	$0.05	$(1.86)
Income from discontinued operations	—	—	—	—
Net income (loss) per share - diluted	$—	$(1.87)	$0.05	$(1.86)

OPENLANE, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	June 30, 2024	December 31, 2023
Cash and cash equivalents	$60.9	$93.5
Restricted cash	67.7	65.4
Trade receivables, net of allowances	292.1	291.8
Finance receivables, net of allowances	2,220.1	2,282.0
Other current assets	133.3	109.2
Total current assets	2,774.1	2,841.9

Goodwill	1,264.0	1,271.2
Customer relationships, net of accumulated amortization	126.8	136.1
Operating lease right-of-use assets	71.5	75.9
Property and equipment, net of accumulated depreciation	160.2	169.8
Intangible and other assets	221.2	231.4
Total assets	$4,617.8	$4,726.3

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$730.5	$692.3
Obligations collateralized by finance receivables	1,573.6	1,631.9
Current maturities of debt	272.0	154.6
Total current liabilities	2,576.1	2,478.8

Long-term debt	—	202.4
Operating lease liabilities	65.5	70.4
Other non-current liabilities	35.5	35.2
Temporary equity	612.5	612.5
Stockholders’ equity	1,328.2	1,327.0
Total liabilities, temporary equity and stockholders’ equity	$4,617.8	$4,726.3

OPENLANE, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Six Months Ended June 30,
	2024	2023
Operating activities
Net income (loss)	$29.2	$(181.1)
Net income from discontinued operations	—	—
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	48.4	49.8
Provision for credit losses	29.1	28.4
Deferred income taxes	0.4	(29.1)
Amortization of debt issuance costs	4.7	4.4
Stock-based compensation	10.1	8.9
Contingent consideration adjustment	—	1.3
Net change in unrealized (gain) loss on investment securities	—	(0.1)
Investment and note receivable impairment	—	11.0
Goodwill and other intangibles impairment	—	250.8
Loss on extinguishment of debt	—	1.1
Other non-cash, net	0.1	0.8
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(23.7)	(76.2)
Accounts payable and accrued expenses	39.4	75.2
Payments of contingent consideration in excess of acquisition-date fair value	—	(2.6)
Net cash provided by operating activities - continuing operations	137.7	142.6
Net cash used by operating activities - discontinued operations	(0.1)	(0.1)
Investing activities
Net decrease (increase) in finance receivables held for investment	33.1	(24.4)
Purchases of property, equipment and computer software	(25.9)	(26.9)
Investments in securities	(1.6)	(0.6)
Proceeds from the sale of property and equipment	0.3	0.3
Net cash provided by (used by) investing activities - continuing operations	5.9	(51.6)
Net cash provided by investing activities - discontinued operations	—	7.0
Financing activities
Net decrease in book overdrafts	(1.6)	(2.2)
Net (repayments of) borrowings from lines of credit	(81.2)	39.2
Net (decrease) increase in obligations collateralized by finance receivables	(56.1)	33.1
Payments for debt issuance costs/amendments	(2.2)	(5.3)
Payment for early extinguishment of debt	—	(140.1)
Payments on finance leases	(0.6)	(1.1)
Payments of contingent consideration and deferred acquisition costs	—	(12.4)
Issuance of common stock under stock plans	0.8	1.6
Tax withholding payments for vested RSUs	(3.4)	(2.5)
Dividends paid on Series A Preferred Stock	(22.2)	(22.2)
Net cash used by financing activities - continuing operations	(166.5)	(111.9)
Net cash provided by financing activities - discontinued operations	—	—
Net change in cash balances of discontinued operations	—	—
Effect of exchange rate changes on cash	(7.3)	8.8
Net decrease in cash, cash equivalents and restricted cash	(30.3)	(5.2)
Cash, cash equivalents and restricted cash at beginning of period	158.9	277.7
Cash, cash equivalents and restricted cash at end of period	$128.6	$272.5
Cash paid for interest	$74.6	$72.8
Cash paid for taxes, net of refunds - continuing operations	$29.4	$21.4
Cash paid for taxes, net of refunds - discontinued operations	$—	$—

OPENLANE, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, operating adjusted net income (loss) and operating adjusted net income (loss) per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.
Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income (loss) and operating adjusted net income (loss) per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income (loss) and operating adjusted net income (loss) per share may include adjustments for certain other charges.
EBITDA, Adjusted EBITDA, operating adjusted net income (loss) and operating adjusted net income (loss) per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.
The following tables reconcile EBITDA and Adjusted EBITDA to income (loss) from continuing operations for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions), (Unaudited)	2024	2023	2024	2023
Income (loss) from continuing operations	$10.7	$(193.8)	$29.2	$(181.1)
Add back:
Income taxes	7.5	(19.3)	18.2	(12.0)
Interest expense, net of interest income	37.1	37.5	76.4	74.9
Depreciation and amortization	24.1	26.8	48.4	49.8
EBITDA	79.4	(148.8)	172.2	(68.4)
Non-cash stock-based compensation	3.7	5.5	10.7	9.3
Loss on extinguishment of debt	—	1.1	—	1.1
Acquisition related costs	0.2	0.3	0.5	0.6
Securitization interest	(29.2)	(29.6)	(59.1)	(57.4)
Severance	6.0	1.0	7.7	1.5
Foreign currency (gains)/losses	0.5	0.3	2.5	0.4
Goodwill and other intangibles impairment	—	250.8	—	250.8
Contingent consideration adjustment	—	1.3	—	1.3
Net change in unrealized (gains) losses on investment securities	—	(0.2)	—	(0.1)
Professional fees related to business improvement efforts	0.7	2.1	1.5	2.8
Impact for newly enacted Canadian DST related to prior years	10.0	—	10.0	—
Other	0.1	—	0.2	0.8
Total addbacks/(deductions)	(8.0)	232.6	(26.0)	211.1
Adjusted EBITDA	$71.4	$83.8	$146.2	$142.7

	Three Months Ended June 30, 2024
(Dollars in millions), (Unaudited)	Marketplace	Finance	Consolidated
Income (loss) from continuing operations	$(16.1)	$26.8	$10.7
Add back:
Income taxes	(1.2)	8.7	7.5
Interest expense, net of interest income	5.2	31.9	37.1
Depreciation and amortization	21.1	3.0	24.1
Intercompany interest	3.4	(3.4)	—
EBITDA	12.4	67.0	79.4
Non-cash stock-based compensation	3.6	0.1	3.7
Acquisition related costs	0.2	—	0.2
Securitization interest	—	(29.2)	(29.2)
Severance	5.4	0.6	6.0
Foreign currency (gains)/losses	0.5	—	0.5
Professional fees related to business improvement efforts	0.6	0.1	0.7
Impact for newly enacted Canadian DST related to prior years	10.0	—	10.0
Other	—	0.1	0.1
Total addbacks/(deductions)	20.3	(28.3)	(8.0)
Adjusted EBITDA	$32.7	$38.7	$71.4

	Three Months Ended June 30, 2023
(Dollars in millions), (Unaudited)	Marketplace	Finance	Consolidated
Income (loss) from continuing operations	$(219.4)	$25.6	$(193.8)
Add back:
Income taxes	(36.0)	16.7	(19.3)
Interest expense, net of interest income	5.4	32.1	37.5
Depreciation and amortization	24.5	2.3	26.8
Intercompany interest	8.1	(8.1)	—
EBITDA	(217.4)	68.6	(148.8)
Non-cash stock-based compensation	4.3	1.2	5.5
Loss on extinguishment of debt	1.1	—	1.1
Acquisition related costs	0.3	—	0.3
Securitization interest	—	(29.6)	(29.6)
Severance	0.9	0.1	1.0
Foreign currency (gains)/losses	0.5	(0.2)	0.3
Goodwill and other intangibles impairment	250.8	—	250.8
Contingent consideration adjustment	1.3	—	1.3
Net change in unrealized (gains) losses on investment securities	—	(0.2)	(0.2)
Professional fees related to business improvement efforts	1.7	0.4	2.1
Total addbacks/(deductions)	260.9	(28.3)	232.6
Adjusted EBITDA	$43.5	$40.3	$83.8

The following table reconciles operating adjusted net income and operating adjusted net income per diluted share to net income (loss) from continuing operations for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts), (Unaudited)	2024	2023	2024	2023
Net income (loss) from continuing operations (1)	$10.7	$(193.8)	$29.2	$(181.1)
Acquired amortization expense	9.1	9.8	18.4	17.2
Impact for newly enacted Canadian DST related to prior years	10.0	—	10.0	—
Loss on extinguishment of debt	—	1.1	—	1.1
Contingent consideration adjustment	—	1.3	—	1.3
Goodwill and other intangibles impairment	—	250.8	—	250.8
Income taxes (2)	(2.1)	(32.4)	(2.5)	(34.2)
Operating adjusted net income from continuing operations	$27.7	$36.8	$55.1	$55.1

Operating adjusted net income from discontinued operations	$—	$—	$—	$—

Operating adjusted net income	$27.7	$36.8	$55.1	$55.1

Operating adjusted net income from continuing operations per share - diluted	$0.19	$0.25	$0.38	$0.38
Operating adjusted net income from discontinued operations per share - diluted	—	—	—	—
Operating adjusted net income per share - diluted	$0.19	$0.25	$0.38	$0.38

Weighted average diluted shares - including assumed conversion of preferred shares	144.4	145.3	145.1	145.2
(1)The Series A Preferred Stock dividends and undistributed earnings allocated to participating securities have not been included in the calculation of operating adjusted net income and operating adjusted net income per diluted share.
(2)For the three and six months ended June 30, 2024 and 2023, each tax deductible item was booked to the applicable statutory rate. The deferred tax benefits of $52.5 million and $6.5 million associated with the goodwill and tradename impairments in the second quarter of 2023, respectively, resulted in the U.S. being in a net deferred tax asset position. Due to the three-year cumulative loss related to U.S. operations, we currently have a $41.1 million valuation allowance against the U.S. net deferred tax asset.

The following table reconciles EBITDA and Adjusted EBITDA to income from continuing operations for the 2024 guidance presented:

	2024 Guidance
(In millions), (Unaudited)	Low	High
Income from continuing operations	$65	$80
Add back:
Income taxes	38	47
Interest expense, net of interest income	147	145
Depreciation and amortization	100	98
EBITDA	350	370
Total addbacks/(deductions), net	(65)	(65)
Adjusted EBITDA	$285	$305
The following table reconciles operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per diluted share to income from continuing operations for the 2024 guidance presented:

	2024 Guidance
(In millions, except per share amounts), (Unaudited)	Low	High
Income from continuing operations	$65	$80
Total adjustments, net	46	46
Operating adjusted net income from continuing operations	$111	$126

Operating adjusted net income from continuing operations per share – diluted	$0.77	$0.87

Weighted average diluted shares - including assumed conversion of preferred shares	145	145